SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Orexigen Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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The following information relates to the proxy statement, or the Proxy Statement, relating to the annual meeting of stockholders of Orexigen Therapeutics, Inc., scheduled to be held on July 8, 2016. All capitalized terms used in this supplement to the Proxy Statement and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The purpose of this supplement to the proxy statement is to correct disclosure in the section of the Proxy Statement entitled “QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING” under the heading “How many votes are needed to approve each proposal?” Other than the updated information below, the Proxy Statement remains unchanged.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	“For” votes from the holders of a majority of the shares present in person or represented by proxy and voting on the matter	No effect	None

2	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016	“For” votes from the holders of a majority of the shares present in person or represented by proxy and voting on the matter	No effect	None

3	Approval of our amended and restated 2007 Equity Incentive Award Plan	“For” votes from the holders of a majority of the shares present in person or represented by proxy and voting on the matter	No effect	None

4	Approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split	“For” votes, either in person or by proxy, from the holders of a majority of the outstanding shares of common stock	Against	Against

5	Approval of an amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock	“For” votes, either in person or by proxy, from the holders of a majority of the outstanding shares of common stock	Against	Against

6	Approval of the issuance of our common stock upon the conversion of 0% Convertible Senior Secured Notes Due 2020 and warrants to purchase common stock	“For” votes from the holders of a majority of the shares present in person or represented by proxy and voting on the matter	No effect	None

This Supplement and the Proxy Statement for the annual meeting to be held on July 8, 2016 are available at www.orexigen.com.